UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): March 10, 2006



                              DIGITAL FUEL, INC.
                              ------------------
               (Exact name of registrant as specified in its charter)


             Delaware               000-16534               45-0375367
             ---------------------------------------------------------
           (State or other        (Commission           (I.R.S. Employer
             jurisdiction          File Number)         Identification No.)
           of incorporation)





                  6601 E. Grant Road, Suite 101, Tucson, AZ 85715
                  -----------------------------------------------
                 (Address of principal executive offices)(Zip Code)


         Registrant's telephone number, including area code: (520) 886-5354

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 1, 2006, Forrest L. Metz has resigned his position as Director and President of the company. Mr. Metz resigned due to the fact that the company has had no activity and has been dormant for the past two years. The company does not plan to appoint a new director or president to replace Mr. Metz.


Item 7.	Financial Statements and Exhibits

None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DIGITAL FUEL, INC.


By:/s/Michael R. Farley
   Michael R. Farley
   Chief Executive Officer



Date: March 10, 2006